UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 26, 2009

Commission File Number: 000-53461

AMICO GAMES CORP.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

Room North-02, Flat A, No. 89 Zhong Shan Da Dao Xi,
Tianhe Qu, Guangzhou, Canton Province,
China, 510630
(Address of principal executive offices)

(8620) 85562666
(Issuer’s telephone number)

246 Horsham Avenue,
North York, Ontario,
Canada, M2N 2A6
(888) 512-9124
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On November 26, 2009, Amico Games Corp. (the “Company”, “us”, “we”, “our”) received a resignation from Emad Petro.  Mr. Petro resigned as the Company’s director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.  Mr. Petro’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

To fill the vacancies created by the resignation of Mr. Petro, the Company appointed the following individuals:

•	Peter Liu as the Company’s President and Chief Executive Officer; and
•	Wing Kuen Ha as the Company’s Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary.

Mr. Ha was also appointed to the Company’s board of director to fill the vacancy created by Mr. Petro’s resignation.

Additionally, the Company appointed:

•	Yuan Xu as the Company’s Chief Operations Officer; and
•	Lin Zhong as the Company’s Chief Technology Officer.

Biographical Information:

Peter Liu

Mr. Liu, aged 36, is the President and Chief Executive Officer of Amico Games Corp. He was one of earliest pioneers in the mobile game industry in China, and became the founder and executive director of Galaxy Software (Guangzhou) Limited, a private Chinese based mobile gaming developer and distributor in 2001.  Mr. Liu has extensive experience in business administration, team building and project management. Mr. Liu holds a diploma in an Executive MBA training course from the South China University of Technology which he received in 2005.  He also completed training courses in Financial Management from the South China Normal University in 2002 and Computer Application from the Sun Yat-Sen University in 2000.

Wing Kuen Ha

Mr. Ha, aged 46, is Chief Financial Officer, Principal Accounting Officer, Treasurer and Secretary of Amico Games Corp.  He has over 20 years of experience in the areas of auditing, transaction advisory services and commercial transactions.  In the past, Mr. Ha has served as an executive director, group financial controller and company secretary for several publicly traded companies listed on the Hong Kong Stock Exchange.  From, October 2002 to April 2005, Mr. Ha worked as a senior accounting consultant with Lui & Leung CPA.  From May of 2005 to the present, Mr. Ha has been employed as a senior consultant by Hong Kong based Palladia Consulting Limited.  Mr. Ha holds a Masters Degree in Professional Accounting from the Open University of Hong Kong and he is also a fellow member of The Association of Chartered Certified Accountants and The Hong Kong Institute of Certified Public Accountants.

Yuan Xu

Mr. Xu, aged 41, is the Chief Operating Officer of Amico Games Corp.  Mr. Xu brings 14 years of experience in the Chinese telecommunications industry as well as expertise in business networking and strategic alliance formation with major telecommunication network operators and value-added service providers in China. Mr. Xu joined Galaxy Software (Guangzhou) Limited, a private Chinese based mobile gaming developer and distributor in October 2006 as its Chief Operating Officer.  Prior to joining Galaxy, Mr. Xu was the general manager of Guangzhou Hanzheng Information Technology Limited and Guangzhou Polynet Limited during the period from July 2005 to October 2006.  From 2003 to July 205, he was the CEO of Guangdong Renwoxing Information Industry Limited, a software development company.  Mr. Xu received his Bachelor degree in 1991 from Anhui University of China.

Lin Zhong

Mr. Zhong, aged 31, is the Chief Technology Officer of Amico Games Corp. In 2002 Mr. Zhong joined Galaxy Software (Guangzhou) Limited, a private Chinese based mobile gaming developer and distributor as a programmer and was appointed as its Technology Director in 2003.  He is proficient in developing multiplayer mobile games for a number of various mobile platforms including SMS, WAP and Java.  Mr. Zhong is the system analyst and project manager for most of the Galaxy Software (Guangzhou) Limited mobile games.  Mr. Zhong received his Bachelor degree in Computer Science and Technology in year 2000 from National University of Defense Technology of China.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which any of the above individuals had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2009	AMICO GAMES CORP.
(Registrant)

By: /s/ Peter Liu
Peter Liu
President and Chief Executive Officer